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                                                                    EXHIBIT 32.1

                                  CERTIFICATION
             PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Glimcher Realty Trust, a Maryland Real Estate Investment Trust (the "Company"), does hereby certify, to such officer's knowledge, that:

         The quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2003                   /s/ Herbert Glimcher
                                         -------------------------
                                         Herbert Glimcher
                                         Chairman of the Board and
                                         Chief Executive Officer

Date: November 4, 2003                   /s/ Melinda A. Janik
                                         -------------------
                                         Melinda A. Janik
                                         Senior Vice President and
                                         Chief Financial Officer

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.